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                                                               EXHIBIT (10) l.
                                                               ---------------
                                       AGREEMENT


    This Agreement is made and entered into this 15th day of April, 1997, by and among First Community Financial Group, a Washington corporation and bank holding company ("FCFG"), Kevin Byrne ("Byrne") and Robert Coleman ("Coleman").

                                       RECITALS

    A. Byrne and Coleman each hold options to acquire 33,021 shares of FCFG common stock (the "Options"). Such Options are, by virtue of the terms of the Plan and Agreement of Reorganization and Merger between FCFG, First Community Bank, and Northwest Community Bank dated as of August 10, 1995, governed by the FCFG Employee Stock Option Plan dated April 19, 1989, as amended (the "FCFG Stock Option Plan").

    B. FCFG, Byrne, and Coleman, together with other parties, have entered into a Stock Purchase and Sale Agreement dated as of October 31, 1996 (the "Purchase and Sale Agreement"). Pursuant to Paragraph 9 of the Purchase and Sale Agreement, FCFG has agreed to purchase, and Byrne and Coleman have agreed to sell, the Options or the FCFG shares underlying the Options, as the case may be, on terms and conditions set forth therein.

    C. FCFG is contemplating the declaration and payment of a stock dividend on its common stock (the "Stock Dividend").


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    D.   Pursuant to Paragraph 3.(b) of the FCFG Stock Option Plan, the
number of shares covered by outstanding options and the price per share specified in such options is to be proportionately adjusted for any increase in the number of FCFG common shares outstanding which results from any stock dividend paid on FCFG common stock, or any other increase in the number of outstanding FCFG common shares effected without receipt of consideration by FCFG.

    E. The parties desire to acknowledge and agree that the proposed Stock Dividend, if declared and paid, will not affect the aggregate consideration currently provided by the Purchase and Sale Agreement, to be paid by FCFG to Byrne and Coleman, respectively.

    F. The parties additionally desire to amend, as set forth below, the date on or before which the purchase of the Options, or the FCFG shares underlying the Options, as the case may be, shall be consummated.

    NOW, THEREFORE, the parties agree as follows:

    1. PURCHASE PRICE. The parties acknowledge and agree that the aggregate purchase price ("Purchase Price") for the Options, or the underlying shares of FCFG common stock, as the case may be, as provided in the Purchase and Sale Agreement is as follows:

    (i) With respect to unexercised Options: $566,467.25 payable to each of Byrne and Coleman [33,021 multiplied by $22.00, less 22,014 Options exercisable at $4.542415, or

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$99,996.72 in the aggregate, and less 11,007 Options exercisable at
$5.450898, or $59,998.03 in the aggregate]; or

    (ii) With respect to shares held at the time of purchase and sale as a result of the exercise of the Options: $726,462.00 payable to each of Byrne and Coleman [33,021 multiplied by $22.00].

    2.   ADDITIONAL OPTIONS AND/OR SHARES-NO ADDITIONAL PURCHASE PRICE.
Byrne and Coleman hereby agree that when FCFG purchases the Options, and/or the shares underlying such Options, in accordance with the Purchase and Sale Agreement, each of them shall at such time also sell, transfer and convey to FCFG, any and all "Additional Options" and/or "Additional Shares" (as hereinafter defined) owned by each of them, for no additional consideration over and above the Purchase Price, provided that payment has been made as set forth below.

      For purposes hereof, "Additional Options" means, as to each of Byrne and Coleman, any option(s) representing the right to acquire more than 33,021 shares of FCFG common stock, resulting from the adjustment of the original Options due to any stock split or other subdivision or consolidation of shares of FCFG common stock or the payment of any stock dividend on such common stock or any other increase in the number of shares of FCFG common stock outstanding which is effected without receipt of consideration by FCFG, occurring prior to the purchase and sale contemplated by Paragraph 9 of the Purchase and Sale Agreement. "Additional Shares" means any shares of FCFG common stock acquired pursuant to the exercise of an Additional Option.


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    3.   AMENDMENT OF PURCHASE DATE.  Paragraph 9 of the Purchase and Sale
Agreement is hereby amended in the following manner:

         (i) The third (3rd) sentence of Paragraph 9 is hereby amended to read in its entirety as follows:

         "Byrne and Coleman will sell, and FCFG and/or assigns will acquire, the Options and/or the Option Stock, as the case may be, no later than 12:00 noon, October 30, 1997."

         (ii) Immediately following the sixth (6th) sentence of Paragraph 9, the following sentence is hereby added:

         "FCFG's payment shall be made by wire transfer to the respective accounts of Byrne and Coleman, such accounts being the same accounts utilized in consummating the purchase of the "Subject Shares" of Byrne and Coleman on March 7, 1997, pursuant to the Purchase and Sale Agreement."

    4. EFFECT OF AGREEMENT. This Agreement amends and modifies Paragraph 9 of the Purchase and Sale Agreement only to the extent expressly set forth herein, and shall not be construed to otherwise effect any of the rights or obligations of the parties hereto, as the same are set forth in such Purchase and Sale Agreement.

    EXECUTED  as of the date first above written.


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FIRST COMMUNITY

FINANCIAL GROUP




By  /s/ Ken Parsons                               /s/ Kevin Byrne
    ---------------------------                   ---------------

                                          Kevin Byrne

Its  PRESIDENT
     ---------                            /s/ Robert Coleman
                                          ------------------

                                          Robert Coleman


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